                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              ELECTRIC FUEL CORP.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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


                                                        June 29, 1998


Dear Stockholder:

     It is our pleasure to invite you to the Annual Meeting of Stockholders of Electric Fuel Corporation, a Delaware corporation (the "Company"), to be held
                                                        -------
on August 6, 1998 at 4:00 PM at the Company's R & D and Manufacturing Facility, Western Industrial Park, Bet Shemesh, Israel. In addition you are also welcome to attend a shareholders informational meeting to be held on September 14, 1998 at 3:00 PM at the offices of Lehman Brothers Inc., 200 Vesey St., New York, New York.

     Whether or not you plan to attend, and regardless of the number of shares you own, it is important that your shares be represented at the meeting. You are accordingly urged to carefully review the enclosed proxy materials, and sign, date and return your proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States. Your return of a proxy in advance will not affect your right to vote in person at the meeting.

     We ask for your support in approving the election of the Class I directors, and the ratification of the appointment of Kesselman & Kesselman, a member of Coopers & Lybrand (International), as the Company's independent accountants.

                                        Sincerely,

                                        /s/ Robert S. Ehrlich

                                        Robert S. Ehrlich
                                        Chairman of the Board of Directors

                           ELECTRIC FUEL CORPORATION

                               885 Third Avenue

                           New York, New York  10022

                              -------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To be held August 6, 1998

                              ------------------

     The Annual Meeting of Stockholders of Electric Fuel Corporation (the "Company") will be held at the Company's R & D and Manufacturing Facility,
--------
Western Industrial Park, Bet Shemesh, Israel on Thursday, August 6, 1998 at 4:00 PM for the following purposes:

     1. To fix the number of Class I directors at three and to elect three Class I directors for a three-year term ending in 2001 and until successors are elected and qualified.

     2. To consider and act upon a proposal to ratify the appointment of Kesselman & Kesselman, a member of Coopers & Lybrand (International), as independent accountants of the Company.

     3. To transact such other business as may properly come before the meeting and any adjournments thereof.

     The Board of Directors (the "Board") has fixed the close of business on
                                  -----
June 29, 1998 as the record date for determination of stockholders entitled to notice of and to vote at the meeting and any adjournments thereof.


     IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                    BY ORDER OF THE BOARD OF DIRECTORS,

                                    /s/ Robert S. Ehrlich

                                    Robert S. Ehrlich
                                    Chairman of the Board of Directors

June 29, 1998

                           ELECTRIC FUEL CORPORATION

                               885 Third Avenue

                           New York, New York 10022

                             ---------------------

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------


     The accompanying proxy is solicited by and on behalf of the Board of Directors (the "Board") of Electric Fuel Corporation, a Delaware corporation,
                -----
(the "Company"), for use at the Annual Meeting of Stockholders (the "Annual
      -------                                                        ------
Meeting") to be held on Thursday, August 6, 1998 at 4:00 PM and any adjournments
-------
thereof for the purposes set forth in the Notice of Annual Meeting of Stockholders.

     Stockholders of record at the close of business on June 29, 1998 will be entitled to vote at the Annual Meeting. As of June 1, 1998, there were 14,229,003 shares of Common Stock, par value $.01 per share (the "Common
                                                                  ------
Stock"), of the Company outstanding, the holders of which are entitled to one
-----
vote per share on each matter to come before the Annual Meeting. Proxies properly executed and returned will be voted at the Annual Meeting in accordance with any directions noted thereon or, if no direction is indicated, proxies will be voted FOR the election of the nominees for director set forth below, FOR the fixing of the number of Class I directors at three, and FOR the ratification of the appointment of Kesselman & Kesselman, a member of Coopers & Lybrand (International) ("Kesselman"), as independent accountants of the Company.
                  ---------
Proxies will be voted in the discretion of the holders of the proxy with respect to any other business that may properly come before the Annual Meeting and all matters incidental to the conduct of the Annual Meeting. Any stockholder signing and delivering a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date than the date of the proxy being revoked. Any record stockholder attending the Annual Meeting in person may revoke his or her proxy and vote his or her shares at the Annual Meeting.

     It is expected that this Proxy Statement and the enclosed form of proxy are being mailed to stockholders on or about July 2, 1998.

     Expenses in connection with the solicitation of proxies will be paid by the Company.

     The Company is not aware of any matters other than those described in this Proxy Statement that will be acted upon at the Annual Meeting. In the event that any other matters properly come before the Annual Meeting for a vote of stockholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matters.

     The annual report of the Company for the fiscal year ended December 31, 1997 is being mailed to the Company's stockholders with this Proxy Statement.

     At least 10 days before the Annual Meeting, the Company shall make a complete list of the Stockholders entitled to vote at the meeting open to the examination of any stockholder for any purpose germane to the Annual Meeting at its principal executive offices at 885 Third Avenue, Suite 2900, New York, New York 10022. The list shall also be made available to stockholders present at the Annual Meeting.

Voting

     Consistent with Delaware corporate law and under the Company's By-laws, a majority of the shares outstanding and entitled to vote, present in person or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election inspectors at the Annual Meeting.

     The three nominees for election as Class I directors at the Annual Meeting who receive the greatest number of votes for the election of the directors shall be elected the Class I directors. A majority vote of the number of shares present in person or represented by proxy at the Annual Meeting entitled to vote thereon is necessary to approve the action proposed in Item 2 as well as any other matter which comes before the Annual Meeting, except where law, the Company's Amended and Restated Certificate of Incorporation or By-laws require otherwise.

     The total number of votes cast FOR approval of proposals, other than the election of directors, will be counted for purposes of determining whether sufficient affirmative votes have been cast. Shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and "broker non-votes" (i.e., shares represented at the Annual Meeting held by brokers or nominees as to which (a) instructions have not been received from the beneficial owners or persons entitled to vote, and (b) the broker or nominee does not have the discretionary voting power on a particular matter) will be counted as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Directions to withhold authority on a particular matter and broker non-votes will have the effect of a vote AGAINST a matter.

                               PROPOSAL NUMBER 1
                             ELECTION OF DIRECTORS

     Three Class I directors are to be elected at the Annual Meeting for a three-year term that expires in 2001. Four other directors have been elected or appointed to terms that end in either 1999 or 2000, as indicated below. Unless instructions are given to the contrary, it is the intention of the persons named as proxies to vote the shares to which each proxy relates FOR the election of the nominee listed below for a term of three years expiring at the Annual Meeting of Stockholders to be held in 2001 and until the nominee's successor is elected and qualified or until the nominee's earlier death, removal or resignation. The nominees named below are presently serving as directors of the Company and are anticipated to be available for election and able to serve. However, if the nominees should become unavailable, such proxy will be voted for substitute nominees designated by the Board. The three nominees for election as directors at the Annual Meeting who receive the greatest number of votes properly cast for the election of directors shall be elected.

     The Company's By-laws provide for a Board of one or more directors, and the number of directors is currently fixed at seven. Under the terms of the Company's Amended and Restated Certificate of Incorporation, the Board is composed of three classes of similar size, each elected in a different year, so that only one-third of the Board is elected in any single year. Mr. Harats, Dr. Eastman and Mr. Gross are designated Class I directors and have been elected for a term expiring in 1998 and until their successors are elected and qualified; Messrs. Rosenfeld and Miller are designated Class II directors elected for a term expiring in 1999 and until their successors are elected and qualified; and Messrs. Ehrlich and Krueger are designated as Class III directors elected for a term expiring in 2000 and until their successors are elected and qualified.

     Set forth below is certain information concerning the nominees and the other incumbent directors:

                               Board of Directors
                               ------------------

                                                                       Director
Name                          Age          Position          Class       Since
---------------------------   ---   ----------------------   -----   -------------

Yehuda Harats                  46   President, Chief           I     May 1991
                                    Executive Officer
                                    and Director
Jack E. Rosenfeld(1)(2)        59   Director                  II     October 1993
Dr. Jay M. Eastman(1)(2)       49   Director                   I     October 1993
Robert S. Ehrlich              60   Chairman of the Board,    III    May 1991
                                    Chief Financial Officer
                                    and Director
Harvey M. Krueger(1)           68   Director                  III    February 1996
Lawrence M. Miller (1)(2)      51   Director                  II     November 1996
Leon S. Gross                  91   Director                   I     March 1997

-------------------------
(1)  Member of the Audit Committee.
(2)  Member of the Compensation Committee.

        Nominees for Election as Class I Directors at the Annual Meeting

     Yehuda Harats has been President, Chief Executive Officer and a director of the Company since May 1991. Previously, from 1980 to May 1991, he was the Executive Vice President, Director of the Process Division and head of the Heat Collection Element Division, at Luz Industries Israel Limited ("LII"). In 1989, he was part of the team awarded the Rothschild Award for Industry, granted by the President of the State of Israel, for his work at LII. Before joining LII in 1980, Mr. Harats was Manager of the Maintenance Planning Unit of the Israel Air Force. Mr. Harats received a B.SC. in Mechanical Engineering from the Israel Institute of Technology (Technion) in Haifa, Israel.

     Dr. Jay M. Eastman has been a director of the Company since October 1993. Since November 1991, Dr. Eastman has served as President and Chief Executive Officer of Lucid Technologies, Inc., which is developing laser technology applications for medical diagnosis and treatment. Dr. Eastman has served as a director of PSC, Inc.("PSCX"), a New York Corporation, a manufacturer and marketer of hand-held laser diode bar code scanners, since April 1996 and served as Senior Vice President of Strategic Planning from December 1995 through October 1997. From December 1987 through December 1995, Dr. Eastman was Executive Vice President of PSCX. He joined PSCX in 1986 when PSCX acquired Optel Systems, Inc., a corporation which he co-founded and served as Chairman, President and Chief Executive Officer from its formation in 1981. Dr. Eastman is also a director of Chapman Instruments, Inc., which develops manufacturers and selling surface profiling instruments, Dimension Technologies, Inc., a developer and manufacturer of 3D displays for computer and video displays, and Centennial Technologies Inc., a manufacturer of PCMCIA cards. From 1981 until January 1983, Dr. Eastman was Director of the University of Rochester's Laboratory for Laser Energetics, where he was a member of the staff from September 1975 to 1981.

     Leon S. Gross was elected to the Board in March 1997. Mr. Gross' principal occupation for the past five years has been as a private investor in various publicly-held corporations, including the Company. He is also majority owner and an officer of Micro TV, Inc., a business which owns communications towers.


                               Class II Directors

     Jack E. Rosenfeld has been a director of the Company since October 1993. Mr. Rosenfeld was President and Chief Executive Officer of Hanover Direct, Inc. ("Hanover"), formerly Horn & Hardart Co., which operates a direct mail marketing business from September 1990 until December 1995 and had been President and Chief Executive Officer of its direct marketing subsidiary, since May 1988.
From July 1986 until May 1988, Mr. Rosenfeld was a partner in Rosenfeld & Co. (a private investment banking group). Mr. Rosenfeld is also a director of Maurice Corporation and a director of PSCX. Since April 1998 Mr. Rosenfeld is President and Chief Executive Officer of Potpourri Collection Inc., a specialty catalog direct marketer.

     Lawrence M. Miller was elected to the Board of Directors in November 1996. Mr. Miller has been a senior partner in the Washington D.C. law firm of Schwartz, Woods and Miller since 1990. He served from August 1993 through May 1996 as a member of the board of directors of The Phoenix Resource Companies, Inc., a publicly traded energy exploration and production company, and as a member of the Audit and Compensation Committee of that board. That company was merged into Apache Corporation in May 1996.


                              Class III Directors

     Robert S. Ehrlich has been Chairman of the Board of the Company since January 1993 and Chief Financial Officer of the Company since May 1991. From May 1991 until January 1993, Mr. Ehrlich was Vice Chairman of the Board. From May 1990 until March 1994, Mr. Ehrlich was also President, Chief Executive Officer and a director of Advanced Materials Technology, Inc. ("Amtec"), a former stockholder which was merged with and into EFC immediately prior to the Closing of the Company's initial public offering. From December 1987 until July 1992 and again since April 1997, Mr. Ehrlich was Chairman of the Board of PSCX. He has served as a director of PSCX since 1987. Mr. Ehrlich received a B.S. and J.D. from Columbia University in New York, New York.

      Harvey M. Krueger was elected to the Board of Directors in February 1996. Mr. Krueger has been a Senior Managing Director of Lehman Brothers Inc., an investment banking firm and the lead manager of the Company's recent equity offering, since May 1984. From December 1977 to May 1984, he was Managing Director of Lehman Brothers Kuhn Loeb, Inc. From 1965 to 1977, he was a Partner of Kuhn Loeb & Co. and in 1977, he served as President and Chief Executive Officer of Kuhn Loeb & Co. Mr. Krueger serves as a director on the boards of directors of a number of companies, including Automatic Data Processing, Inc., R.G. Barry Corporation, a manufacturer of footwear, Chaus, Inc., a manufacturer of women's apparel, and IVAX Corporation, a generic pharmaceutical manufacturer. In addition, he serves on the International Advisory Board of Club Mediterranee, S.A. and as chairman of the board of directors of Stockton Partners, Inc., the general partner of the manager of the Renaissance Fund LDC, a private closed-end investment fund.


              Information Concerning the Board and Its Committees

     In fiscal 1997, the Board held five meetings and acted by unanimous written consent on one occasion. The Board has three committees: the Audit Committee, the Compensation Committee and a Special Committee.

     The Audit Committee was established in December 1993 and held one meeting during fiscal 1997. The duties of the Audit Committee are to (i) review with management and the independent auditors the scope and results of the annual audit, the nature of any other services provided by the independent auditors, changes in the accounting principles applied to the presentation of the Company's financial statements, and any comments by the independent auditors on the Company's policies and procedures with respect to internal accounting, auditing and financial controls, and (ii) make recommendations to the Board on the engagement of the independent auditors. Messrs. Rosenfeld, Miller and Krueger and Dr. Eastman are members of the Audit Committee.

     The Compensation Committee was established in December 1993. The Committee held two meetings during fiscal 1997 and acted by unanimous written consent on three occasions. The duties of the Compensation Committee are to recommend compensation arrangements for the Chief Executive Officer and the Chief Financial Officer and review annual compensation arrangements for all other officers and significant employees. Messrs. Rosenfeld and Miller and Dr. Eastman are members of the Compensation Committee. All Committee members are "disinterested persons" as that term is used in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").
                                       ------------

     In December 1996, a Special Committee of the Board was established to work with the Company's legal, financial and accounting advisers, as well as the Company's management, in overseeing various negotiations between the Company and the Deutsche Post AG and certain other strategic issues. The Special Committee reports its recommendations to the Board for ultimate consideration and approval of such issues. Messrs. Ehrlich, Harats, Miller and Krueger are members of the Special Committee, which met once during 1997.

     Non-employee members of the Board are paid $1,000 (plus expenses) for each Board meeting attended and $500 (plus expenses) for each meeting of a committee of the Board attended. In addition, on September 28, 1995, the Board adopted (and later amended on March 25, 1996), and on June 24, 1996 the Company's stockholders approved, a Non-Employee Director Stock Option Plan pursuant to which non-employee directors receive an initial grant of options to purchase 15,000 shares of the Company's Common Stock upon the effective date of such plan or upon the date of his or her election as a director. Thereafter, non-employee directors will receive options to purchase 5,000 shares of Common Stock for each year of service on the Board. All such options will be granted at fair market value and vest ratably over three years from the date of grant.



                       THE BOARD OF DIRECTORS RECOMMENDS
                            ELECTION OF THE NOMINEES
                                DESCRIBED ABOVE

                 EXECUTIVE COMPENSATION; CERTAIN ARRANGEMENTS;
                               SECURITY OWNERSHIP

                           Summary Compensation Table

          The following table shows the compensation paid and accrued by the Company for services rendered for 1995, 1996 and 1997 to the Chief Executive Officer and the three highest paid executive officers who received more than $100,000 in salary and bonuses during the year ended December 31, 1997 (collectively the "Named Executive Officers").
                   ------------------------

                                SUMMARY COMPENSATION TABLE

                                        Annual Compensation               Long-Term
                                        -------------------               Compensation
                                                                          Awards

Name and Principal Position

                                                                              Securities
                                                                              Underlying
                                                              Other Annual     Options        All other
At December 31, 1997        Year    Salary       Bonus        Compensation     (Number)     Compensation
--------------------        ----    ------       -----        ------------     --------     ------------
Yehuda Harats/(1)/          1997   $154,968         $0/(2)/   $10,691/(3)/            0      $280,748/(4)/
President, Chief            1996    145,220     47,000        127,558           150,000       372,875
Executive Officer and       1995    140,684     40,364          1,742                 0       175,309
 Director

Robert S. Ehrlich/(1)/      1997   $154,968         $0/(2)/   $14,193/(3)/            0      $264,601/(5)/
Chairman and Chief          1996    145,238     47,000         75,890           150,000       166,628
Financial Officer           1995    140,684     40,364          6,148                 0       123,657

Menachem Korall /(1)(6)/    1997   $117,264    $(5,000)/(7)/  $ 7,863/(3)/            0       135,182/(8)/
Vice President of           1996    110,002     35,000          9,635                 0       169,956
Technology                  1995    106,491     30,328          1,744                 0       102,703

Joshua Degani /(1)/         1997   $ 59,105    $ 5,062/(9)/   $ 3,449/(3)/      122,500      $ 51,906/(10)/
Executive Vice
President, Technical
Operations

---------------------------

(1) The amounts reported for each Named Executive Officer were paid in New Israeli Shekels ("NIS") and have been translated into U.S. dollars at the
                       ---
     exchange rate of NIS into U.S. dollars at the time of payment or accrual.

(2) In lieu of a cash bonus for fiscal year 1997, the Compensation Committee, in March 1998, approved a grant of options to each of Messrs. Ehrlich and Harats, the number and terms of which were to be determined under a valuation methodology to be performed by an independent third party based on a present value of $50,000 (assuming immediate vesting). After review and consideration of valuation criteria provided by Lehman Brothers Inc., the Compensation Committee granted to each of Messrs. Ehrlich and Harats performance options (which, according to the Company's advisors could be granted at a 50% premium to immediately vested options) to acquire 66,500 shares of the Company's Common Stock, at an exercise price of $2.50 per share, the fair market value of the Company's Common Stock on the date of grant. The options granted become exercisable as follows: 1/3 of such options become exercisable when the closing sale price of the Company's Common Stock has been at least $3.25 per share for a period of 20 consecutive trading days on The Nasdaq National Market ("NASDAQ"); 1/3 of such options become exercisable when the closing sale price of the Company's Common Stock has been at least $4.25 per share for a period of 20 consecutive trading days on NASDAQ, and the final 1/3 of such options become exercisable when the closing sale price of the Company's Common Stock has been at least $5.50 per share for a period of 20 consecutive trading days on NASDAQ; provided, that such options shall, in all events, become exercisable seven years from the date of grant.

(3) Represents the costs of taxes paid by the Executive officer and reimbursed by the Company.

(4) Of this amount, $29,844 represents the Company's accrual for severance pay which would be payable to Mr. Harats upon a "change of control" of the Company or upon the occurrence of certain other events, $27,201 represents the Company's accrual for sick leave and vacation redeemable by Mr. Harats, $1,061 represents the Company's accrual for severance pay which would be payable to Mr. Harats under the laws of the State of Israel upon the termination of his employment by the Company, $35,157 consists of the Company's payments and accruals to a pension fund which provides a savings plan, insurance and severance pay benefits and an education fund which provides for the on-going education of employees. Additionally, $184,486 represents the Company's accrual to fund Mr. Harats' pension and education funds as well as provide him with certain other post-termination benefits, and $2,999 represents the value charged for tax purposes for the use of a car provided by the Company.

(5) Of this amount, $84,301 represents the Company's accrual for severance pay which would be payable to Mr. Ehrlich upon a "change of control" of the Company or upon the occurrence of certain other events, $21,519 represents the Company's accrual for sick leave and vacation redeemable by Mr. Ehrlich, $4,437 represents the Company's accrual for severance pay which would be payable to Mr. Ehrlich under the laws of the State of Israel upon the termination of his employment by the Company, and $35,157 represents the Company's payments and accruals to pension and education funds. Additionally, $112,650 represents the Company's accrual to fund Mr. Ehrlich's pension fund as well as provide him with certain other post-termination benefits, and $6,536 represents the value charged for tax purposes for the use of a car provided by the Company.

(6)  Mr. Korall's employment with the Company terminated on January 31, 1998.

(7)  Represents reversal of previously accrued bonus not paid to Mr. Korall.

(8) Of this amount, $104,603 represents the Company's accrual for severance pay and other termination benefits payable to Mr. Korall and agreed to as part of the termination agreement with Mr. Korall, $(16,053) represents the Company's reduction in the accrual for sick leave and vacation redeemable by Mr. Korall, $3,443 represents the Company's accrued severance pay which would be payable to Mr. Korall under the laws of the State of Israel upon the termination of his employment by the Company, $13,826 consisted of payments to Mr. Korall in lieu of vacation, and $26,365 represents the Company's payments and accruals to pension and education funds. Additionally, $2,998 represents the value charged for tax purposes for use of a car provided by the Company.

(9) In lieu of cash for part of his bonus for fiscal year 1997, the Compensation Committee, in March 1998, approved a grant of options to Dr. Degani, the number and terms of which were to be determined based on a present value of $10,000 under a valuation methodology to be performed by an independent third party. This evaluation has since been performed by Lehman Brothers, and Dr. Degani was granted options to acquire an aggregate of 6,826 shares of the Company's Common Stock, at an exercise price of $2.50 per share, the fair market value of the Company's Common Stock on the date of grant.

(10) Of this amount, $36,000 represents the Company's accrual for additional severance pay which would be payable to Dr. Degani if terminated by the Company, $1,052 represents the Company's accrual for vacation redeemable by Dr. Degani, and $11,058 represents the Company's payments and accruals to pension and education funds. Additionally, $3,796 represents the value charged for tax purposes for the use of a car provided by the Company.



     The table below sets forth information with respect to stock options granted to the Named Executive Officers for the fiscal year 1997.



                           Options Grants in Last Fiscal Year

                                                                        Potential Realizable Value at Assumed
                                                                        Annual Rates of Stock Price
                           Individual Grants                            Appreciation for Option Term
                  --------------------------------------------------------------------------------------------------
                                    % of Total
                     Number of        Options
                    Securities       granted to       Exercise
                    Underlying       Employees        or Base
                      Options        in Fiscal         Price       Expiration
Name                  Granted           Year          ($/SH)          Date           5% ($)               10% ($)
                  --------------------------------------------------------------------------------------------------
Yehuda Harats           0/(1)/
Robert Ehrlich          0/(1)/
Joshua Degani     122,500/(2)/          82%             $5.5         5/8/07         $423,718             $1,073,784

---------------------
(1) In lieu of a cash bonus for fiscal year 1997, the Compensation Committee, in March 1998, approved a grant of options to each of Messrs. Ehrlich and Harats, the number and terms of which were to be determined under a valuation methodology to be performed by an independent third party based on a present value of $50,000 (assuming immediate vesting). After review and consideration of valuation criteria provided by Lehman Brothers Inc., the Compensation Committee granted to each of Messrs. Ehrlich and Harats performance options (which, according to the Company's advisors could be granted at a 50% premium to immediately vested options) to acquire 66,500 shares of the Company's Common Stock, at an exercise price of $2.50 per share, the fair market value of the Company's Common Stock on the date of grant. The options granted become exercisable as follows: 1/3 of such options become exercisable when the closing sale price of the Company's Common Stock has been at least $3.25 per share for a period of 20 consecutive trading days on NASDAQ; 1/3 of such options become exercisable when the closing sale price of the Company's Common Stock has been at least $4.25 per share for a period of 20 consecutive trading days on NASDAQ, and the final 1/3 of such options become exercisable when the closing sale price of the Company's Common Stock has been at least $5.50 per share for a period of 20 consecutive trading days on NASDAQ; provided, that such options shall, in all events, become exercisable seven years from the date of grant.

(2) The options granted to Mr. Degani become exercisable as follows: 17,150 options on December 31, 1997, and 35,117 options each, on December 31, 1998, 1999 & 2000. In lieu of cash for part of his bonus for fiscal year 1997, the Compensation Committee, in March 1998, approved a grant of options to Dr. Degani, the number and terms of which were to be determined based on a present value of $10,000 under a valuation methodology to be performed by an independent third party. This evaluation has since been performed by Lehman Brothers, and Dr. Degani was granted options to acquire an aggregate of 6,826 shares of the Company's Common Stock, at an exercise price of $2.50 per share, the fair market value of the Company's Common Stock on the date of grant.

The table below sets forth information for the Named Executive Officers with respect to fiscal 1997 year-end option values.


                        Number of Securities              Value of Unexercised
                             Underlying                   In-the-Money Options
                         Unexercised Options               Fiscal-Year-End (1)
                         at Fiscal Year End
                   -----------------------------  ------------------------------------
                     Exercisable   Unexercisable  Exercisable ($)    Unexercisable ($)
Name                   (Number)      (Number)                 ---                  ---
----                   -------       --------
Yehuda Harats             0           150,000         ---                 ---
Robert S. Ehrlich      127,478        150,000         ---                 ---
Menachem Korall         90,000           0            ---                 ---
Joshua Degani           17,150        105,350         ---                 ---

----------------------

(1) In-the-money options are options for which the fair market value of the underlying securities exceeds the exercise or base price of the option. None of the options held by Named Executive Officers were in-the-money at fiscal year end.


          Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Board of Directors for the 1997 fiscal year consisted of Dr. Jay Eastman, Jack Rosenfeld, and Lawrence Miller. None of the members have served as officers of the Company.

     Robert S. Ehrlich, Chairman and Chief Financial Officer of the Company serves as Chairman and a director of PSCX, for which Dr. Eastman serves as director and Mr. Rosenfeld serves as director and member of the Compensation Committee.

     In January 1993, each of Messrs. Ehrlich, Harats and Korall exercised options to purchase 423,116, 719,304 and 343,785 shares of the Company's Common Stock, respectively, at an exercise price of $0.35 per share. In payment for the option exercise, each of Messrs. Ehrlich, Harats and Korall issued non-recourse promissory notes (the "Promissory Notes") secured by the shares of Common Stock
                       ----------------
purchased, bearing interest at one point over the applicable United States federal funds rate. In December 1994, the Promissory Notes were amended to change the interest rate to the higher of a United States dollar rate of 7% or the percentage increase in the Israeli CPI between the date of the Promissory Notes and the date interest is calculated, based on the original principal amount of the loan expressed in NIS. Interest is payable at maturity. As of December 31, 1997, the aggregate amount outstanding pursuant to the Promissory Notes for each of Messrs. Ehrlich, Harats and Korall was $206,686, $354,774 and $147,301, respectively (including an aggregate of $206,057 in accrued interest receivable), which, in the case of Messrs. Ehrlich and Harats, are also the largest aggregate amounts outstanding since the issuance of the Promissory Notes. The Promissory Notes matured on January 3, 1998. Mr. Korall's note was not renewed. As part of his termination agreement, Mr. Korall agreed to sell shares sufficient to pay the remaining balance of the loan. The loan balance has since been fully paid. The Promissory Notes of Messrs.

Ehrlich and Harats were renewed as recourse notes for a period of 10 years through December 31, 2007. In June, 1998, the terms of the recourse notes were amended such that the Company would have recourse only to certain compensation due Messrs. Ehrlich and Harats upon termination, other than for cause, in which case Messrs. Ehrlich and Harats would continue to be personally liable on the notes. The Company's reserve for termination benefits to each of Messrs. Ehrlich and Harats is greater than the outstanding amount due the Company under the Promissory Notes. Additionally, the Company agreed to repurchase shares of the Company's Common Stock, at any time, at current market prices, from either Messrs. Ehrlich or Harats as payment in full for the Promissory Notes; and if the shares were sold to the Company, that Messrs. Ehrlich and Harats would be granted new options at current market prices to purchase the same amount of shares of the Company's Common Stock that were sold.

     In August 1996, each of Messrs. Ehrlich, Harats exercised options to purchase 80,000, and 170,000 shares of the Company's Common Stock, respectively, at an exercise price of $5.75 per share. In payment for the option exercise, each of Messrs. Ehrlich, and Harats issued new non-recourse promissory notes (the "New Promissory Notes") secured by the shares of Common Stock purchased,
      --------------------
bearing interest at the rate of 6.2% per annum. The income taxes due on the option exercise were also added to the loan balance. Interest accrues at the higher of the above mentioned rate or the percentage increase in the Israeli CPI between the date of the New Promissory Notes and the date interest is calculated, based on the original principal amount of the loan expressed in NIS. Israel Value Added Tax ("VAT") is being added to the interest. Both Interest and the related VAT are payable at maturity. As of December 31, 1997, the aggregate amount outstanding pursuant to the New Promissory Notes for each of Messrs. Ehrlich and Harats was $542,619 and $1,153,184, respectively (including an aggregate of $182,728 in accrued interest and VAT receivable), which are also the largest aggregate amounts outstanding since the issuance of the Promissory Notes. The Promissory Notes originally matured on August 20, 2001. In June, 1998 they were extended by an additional five years until August 20, 2006.

        Employment Contracts and Termination of Employment Arrangements

     Each of Messrs. Ehrlich, Harats and Korall are parties to employment agreements with the Company (the "Employment Agreements") which can be extended
                                  ---------------------
automatically for additional terms of two years each unless terminated sooner by either the executive or the Company. Mr. Korall's Employment was terminated on January 31, 1998 (see below) and each of Messrs. Harats and Ehrlich's Employment Agreements end December 15, 2000. The Employment Agreements provide for a base salary of $11,736, $11,736, and $7,500 per month for Messrs. Ehrlich, Harats and Korall, respectively (the "Base Salary"). On each anniversary of Mr. Korall's
                           -----------
Employment Agreement, Base Salary was adjusted in an amount equal to the excess, if any, of any increase in the Israeli Consumer Price Index over any devaluation in currency of Israel compared to the U.S. dollar during the immediately preceding year. The last adjustment to Mr. Korall's base salary was on January 1, 1997 when it was adjusted to $9,423 per month. With respect to Messrs. Harats and Ehrlich, Base Salary is adjusted in an amount equal to the greater of 3% or in an amount equal to the excess, if any, of any increase in the Israeli Consumer Price Index over any devaluation in currency of Israel compared to the US Dollar, in each case during the immediately preceding year. Accordingly, Base Salary for

Messrs. Ehrlich, Harats and Korall is, as of January 1, 1998, $12,942, $12,942 and $9,423 per month, respectively.

     The Employment Agreements  provide for bonuses to be paid in an amount of
(a) not less than 50% of Base Salary or (b) 2%, 2% and 1%, respectively, of Net Earnings (defined as net income before taxes and extraordinary and other nonrecurring items) (the "Bonus"), subject to certain conditions, as well as other benefits such as vacation, sick leave, provision of automobiles and insurance contributions. The determination of the amount of Bonus to be paid pursuant to the Employment Agreements is based on attainment of the Company's budgeted results, including Net Earnings. Additionally, the Compensation Committee will set qualitative goals annually as a basis for paying the bonus to each of Messrs. Ehrlich and Harats. For the year ended December 31, 1997, the Company exceeded its budgeted results and, based on the terms of the Employment Agreements, each of Messrs. Ehrlich and Harats would receive a cash bonus of 50% of base salary or $75,000. However, in order to conserve the Company's available cash, Messrs. Ehrlich and Harats recommended to the Compensation Committee that in lieu of any cash bonuses for 1997, they receive stock options. In lieu of a cash bonus for fiscal year 1997, the Compensation Committee, in March 1998, approved a grant of options to each of Messrs. Ehrlich and Harats, the number and terms of which were to be determined under a valuation methodology to be performed by an independent third party based on a present value of $50,000 (assuming immediate vesting). After review and consideration of valuation criteria provided by Lehman Brothers Inc., the Compensation Committee granted to each of Messrs. Ehrlich and Harats performance options (which, according to the Company's advisors could be granted at a 50% premium to immediately vested options) to acquire 66,500 shares of the Company's Common Stock, at an exercise price of $2.50 per share, the fair market value of the Company's Common Stock on the date of grant. The options granted become exercisable as follows: 1/3 of such options become exercisable when the closing sale price of the Company's Common Stock has been at least $3.25 per share for a period of 20 consecutive trading days on NASDAQ; 1/3 of such options become exercisable when the closing sale price of the Company's Common Stock has been at least $4.25 per share for a period of 20 consecutive trading days on NASDAQ, and the final 1/3 of such options become exercisable when the closing sale price of the Company's Common Stock has been at least $5.50 per share for a period of 20 consecutive trading days on NASDAQ; provided, that such options shall, in all
                                       --------  ----
events, become exercisable seven years from the date of grant.

     The Employment Agreements also contain confidentiality and non-competition covenants. Pursuant to the Employment Agreements, each of Messrs. Ehrlich, Harats and Korall was granted demand and "piggyback" registration rights covering shares of the Company's Common Stock held by them. The Employment Agreements may be terminated by the Company in the event of death, disability or for "Cause" (defined as conviction of certain crimes, willful failure to carry out directives of the Company's Board of Directors or gross negligence or willful misconduct). Messrs. Ehrlich and Harats each have the right to terminate their employment for "Good Reason" which is defined to include adverse changes in employment status or compensation, insolvency of the Company, material breaches and certain other events. Upon termination of employment, the Employment Agreements provide for payment of all accrued and unpaid compensation, any Bonus due for the year in which employment is terminated and a termination payment equal to thirty-six times monthly Base Salary at the highest rate in effect within the 90 day period prior to the termination of employment and certain benefits will continue and all outstanding options will be fully vested. In addition, Messrs. Harats and Ehrlich are entitled to an amount equal to the greater of (x) the average of all bonuses paid to the executive during the three most recent full calendar years immediately preceding the Termination Date or (y) all bonuses paid to the executive during the most recent full calendar year immediately preceding the Termination Date. Furthermore, Mr. Harats has the right to terminate his employment even without a "Good Reason", prior to the end of the agreement, and will still be entitled to all the termination benefits indicated above.

     Messrs Ehrlich and Harats agreed, that for 1998, they would waive 25% of their base salary or $38,820 for the calendar year. The Compensation Committee, in March 1998, approved a grant of options to each of Messrs. Ehrlich and Harats, the number and terms of which were to be determined based on a present value of $38,820 under a valuation methodology to be performed by an independent third party. The options vest 1/12th per month over the calendar year. Accordingly, in April, 1998, Messrs. Ehrlich and Harats were each granted options to acquire 26,977 shares of the Company's Common Stock, at an exercise price of $2.50 per share, the fair market value of the Company's Common Stock on the date of grant. Messrs. Ehrlich and Harats each have the right to cancel the arrangement upon two weeks notification to the Company prior to the beginning of each calendar month. Any unvested options would immediately be forfeited. Furthermore, while their base salary was decreased, their social benefits and 1998 bonuses, will still be calculated on the full base salary that they are entitled to by contract.

     Dr. Degani entered into an employment agreement with the Company upon joining the Company in June 1997 (the "Degani Employment Agreement"). The
                                       ---------------------------
Degani Employment Agreement has no fixed termination date, and, subject to advance notice by either party of two months, may be terminated at will. The Degani Employment Agreement provides for a monthly base salary of $9,000. This was adjusted to $9,500, effective January 1998. The Degani Employment Agreement provides for an annual bonus of not less than 1.5 times monthly base salary, in accordance with Dr. Degani's success in the position, as well as other benefits such as vacation, sick leave, provision of an automobile and insurance contributions. Furthermore, Dr. Degani is entitled to a termination payment (in addition to severance pay by law), in an amount between 2-5 months base salary, depending on which party gives notice, and how long Dr. Degani has been employed with the Company. The Degani Employment Agreement also contains confidentiality and non-competition covenants. Dr. Degani agreed, that for 1998, he would waive $500 per month of his base salary, or $6,000 for the calendar year. The Compensation Committee, in March 1998, approved a grant of options to Dr. Degani, the number and terms of which are to be determined based on a present value of $6,000 under a valuation methodology to be performed by an independent third party. Accordingly, in April, 1998, Dr. Degani was granted options to acquire 4,170 shares of the Company's Common Stock, at an exercise price of $2.50 per share, the fair market value of the Company's Common Stock on the date of grant. The options vest 1/12th per month over the calendar year. Dr. Degani may cancel the arrangement upon two weeks notification to the Company prior to the beginning of each month. Any unvested options would immediately be forfeited. Furthermore, while his base salary was decreased, the social benefits and 1998 bonuses, will still be calculated on his full base salary.

     On March 12, 1998, the Company and Mr. Korall entered into an agreement (the "Termination Agreement") to terminate Mr. Korall's Employment Agreement,
      ---------------------
and all of each of the Company's and Mr. Korall's right and obligations thereunder effective as of January 31, 1998. Pursuant to the Termination Agreement, the Company paid Mr. Korall all salary, other benefits and legally mandated severance pay due to him through that date. In addition, the Company agreed to pay to Mr. Korall additional severance pay in the amount of $120,000, payable in 24 equal monthly installments of $5,000 each, and to extend the date by which options held by Mr. Korall to purchase 90,000 Shares of the Company may be exercised to February 28, 2000. The Termination Agreement also contains mutual general releases between the Company and Mr. Korall. Simultaneously, the Company entered into a consulting agreement (the "Consulting Agreement") with
                                                  --------------------
Shampi Ltd., a consulting company with which Mr. Korall is affiliated. Pursuant to the terms of the Consulting Agreement, Mr. Korall will prepare several reports for the Company dealing with the Company's existing vehicle battery product and with a proposal for a new battery project. The Consulting Agreement terminates on April 10, 2000 unless renewed by mutual agreement of the parties. In consideration of these consulting services, the Company will make 24 equal monthly payments of $6,000 each to Shampi Ltd., in addition to two lump sum payments of $31,500 each at the beginning and end of the contract period. Furthermore, the Company agreed to provide to it a motor vehicle during such period for the use of Mr. Korall. Pursuant to the Consulting Agreement, Shampi Ltd. and Mr. Korall have agreed to a five-year confidentiality provision and an agreement not to compete with the Company nor to solicit customers, suppliers or employees of the Company during the term of the Consulting Agreement and for a period of twelve months thereafter.

     Other employees have entered into individual employment agreements with the Company. These agreements govern the basic terms of the individual's employment, such as salary, vacation, overtime pay, severance arrangements and pension plans. Subject to Israeli law, which restricts a company's right to relocate an employee to a work site further than sixty kilometers from his or her regular work site, the Company has retained the right to transfer certain employees to other locations and/or positions provided that such transfers do not result in a decrease in salary or benefits. In addition, all of these agreements contain provisions governing the confidentiality of information and ownership of intellectual property learned or created during the course of the employee's tenure with the Company. Under the terms of these provisions, employees must keep confidential all information regarding the Company's operations (other than information which is already publicly available) received or learned by the employee during the course of employment. This provision remains in force for five years after the employee has left the service of the Company. Further, intellectual property created during the course of the employment relationship belongs to the Company.

     A number of the individual employment agreements, but not all, contain non-competition provisions which restrict the employee's rights to compete against the Company, or work for an enterprise which competes against the Company, for a period of two years after the employee has left the service of the Company.

     Under the laws of Israel, an employee of the Company who has been dismissed from service, died in service, retired from service upon attaining retirement age, or left due to poor health, maternity or certain other reasons, is entitled to severance pay at the rate of one month's salary for each year of service. The Company funds this obligation currently by making monthly payments to approved private provident funds and by its accrual for severance pay in the consolidated financial statements. See Note 3 of the Notes to the Consolidated Financial Statements.


                         Compensation Committee Report

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended (the "Securities
                                                                    ----------
Act"), or the Exchange Act, that might incorporate future filings, including
---
this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 14 shall not be incorporated by reference into any such filings.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors of the Company for 1997 consisted of Dr. Eastman, Mr. Rosenfeld and Mr. Miller. The Committee's responsibilities include recommending the annual compensation arrangements for the Chief Executive Officer and the Chief Financial Officer of the Company and reviewing the annual compensation arrangements for all other officers and significant employees of the Company, all by reference to the parameters set by any agreements the Company may have with such persons. No member of this Committee was an officer or employee of the Company during 1997. The members of the Committee are familiar with various forms and types of remuneration from reports of other public corporations and their own business experience.

     The Company maintains compensation and incentive programs designed to motivate, retain and attract management and utilize various combinations of base salary, bonus payable upon the achievement of specified goals, discretionary bonus and stock options. It is the Company's current policy to establish, structure and administer compensation plans and arrangements so that the deductibility to the Company of such compensation will not be limited under
Section 162(m) of the Internal Revenue Code. The Chief Executive Officer, Yehuda Harats, and the Chief Financial Officer, Robert S. Ehrlich, are parties to employment agreements with the Company (collectively, the "Employment Agreements"). The Executive Vice President of Technology, Dr. Joshua Degani, is also party to an employment agreement (the "Degani Employment Agreement"). For details regarding the various Employment Agreements, see "Employment Contracts and Termination of Employment Arrangements" on page 11 of this Proxy Statement.

     Each of the Employment Agreements require that bonuses be paid in an amount equal to the greater of (a) 50% of annual Base Salary or (b) 2%, 2% and 1%, respectively, of annual Net Earnings (defined as net income before taxes and extraordinary and other nonrecurring items) (the "Bonus"), provided that 100% of
                                                           -------- ----
budgeted results and other goals are attained. In addition, the Board of Directors may award the Executive a discretionary bonus based on the achievement of objectives established by the Board of Directors in its sole discretion if the Company has attained at least 80% of the Company's budgeted results for such period. The Committee has also determined, given the stage of the Company's development, 1997 compensation for executive officers should not be related primarily to the annual profit performance of the Company. A primary consideration for executive officer's compensation is leadership effort in the development of the Company's proprietary technology and its applications and in planning for future growth and profitability through commercialization of the Company's products. This Committee also considers qualitative achievements occurring during each fiscal year as a basis for paying the bonus to each of Messrs. Ehrlich and Harats.

     Among the qualitative achievements considered by the Committee for 1997 were: (i) creation of three focused operating divisions to pursue opportunities for exploiting the Company's technology in the market of Electric Vehicles, Consumer Electronics and Defense and Safety; (ii) the Electric Vehicles division's new programs with New York Power Authority, the Center for Sustainable Technology and the Tomen Corporation; (iii) the extension of the Deutshe Post field test; (iv) the development of a prototype cellphone battery based on the Company's proprietary zinc-air technology; (v) the receipt of an increase in R&D funding by the Office of the Chief Scientist in Israel; (vi) the Defense and Safety Division CECOM contract for development of a prototype zinc-air battery for field applications; and (vii) the increase in market share for the Company's water activated battery.

     For the year ended December 31, 1997, the Company exceeded its budgeted results and, based on the terms of the Employment Agreements, each of Messrs. Ehrlich and Harats would receive a cash bonus of 50% of base salary or $75,000. However, in order to conserve the Company's available cash, Messrs. Ehrlich and Harats recommended to the Compensation Committee that in lieu of any cash bonuses for 1997, they receive stock options. In lieu of a cash bonus for fiscal year 1997, the Compensation Committee, in March 1998, approved a grant of options to each of Messrs. Ehrlich and Harats, the number and terms of which were to be determined under a valuation methodology to be performed by an independent third party based on a present value of $50,000 (assuming immediate vesting). After review and consideration of valuation criteria provided by Lehman Brothers Inc., the Compensation Committee granted to each of Messrs. Ehrlich and Harats performance options (which, according to the Company's advisors could be granted at a 50% premium to immediately vested options) to acquire 66,500 shares of the Company's Common Stock, at an exercise price of $2.50 per share, the fair market value of the Company's Common Stock on the date of grant. The options granted become exercisable as follows: 1/3 of such options become exercisable when the closing sale price of the Company's Common Stock has been at least $3.25 per share for a period of 20 consecutive trading days on NASDAQ; 1/3 of such options become exercisable when the closing sale price of the Company's Common Stock has been at least $4.25 per share for a period of 20 consecutive trading days on NASDAQ, and the final 1/3 of such options become exercisable when the closing sale price of the Company's Common Stock has been at least $5.50 per share for a period of 20 consecutive trading days on NASDAQ; provided, that such options shall, in all events, become exercisable seven years
--------  ----
from the date of grant.

     The Compensation Committee believes the grant of these options provides appropriate incentives to these Named Executive Officers by making a significant amount of their future remuneration contingent upon either a significant increase in the price of the Common Stock or a long period of future service to the Company.

     The Degani Employment Agreement provides for an annual bonus of not less than 1.5 times monthly base salary. Accordingly, Dr. Degani was entitled to a cash bonus of $15,000 for 1997. Dr. Degani received a cash bonus of approximately $5,000, and in lieu of cash for the remainder of his bonus for fiscal year 1997, the Compensation Committee, in March 1998, approved a grant of options to Dr. Degani, the number and terms of which were to be determined based on a present value of $10,000 under a valuation methodology to be performed by an independent third party. This evaluation has since been performed by Lehman Brothers, and Dr. Degani was granted options to acquire an aggregate of 6,826 shares of the Company's Common Stock, at an exercise price of $2.50 per share, the fair market value of the Company's Common Stock on the date of grant.

     As of December 31, 1997, Messrs. Harats' and Ehrlich's total options represented approximately 0.95%, and 1.75% of the fully-diluted outstanding stock of the Company, respectively, which the Compensation Committee believes are appropriate levels of options for Messrs. Ehrlich and Harats, in view of their equity position (including options) in the Company which, as of December 31, 1997, represented approximately 9.7% and 6.9% of the fully-diluted outstanding stock of the Company. As of December 31, 1997, Dr. Degani's options represented approximately 0.77% of the fully-diluted outstanding stock of the Company, which the Compensation Committee believes are appropriate levels of options considering his position in the Company.

     With respect to employees other than the Named Executive Officers, compensation is determined not by formula, but based on the achievement of qualitative and/or quantitative objectives established in advance of each year by the Chief Executive Officer and Chief Financial Officer, who then, pursuant to authority delegated by the Compensation Committee, determine remuneration of the Company's employees based on such objectives.

     The Company seeks to promote, including through its compensation plans, an environment which encourages employees to focus on the continuing long-term growth of the Company. Employee compensation is generally comprised of a combination of both cash compensation and grants of options under the Company's stock option plans. Stock options are awarded annually in connection with annual bonuses and, occasionally, during the year on a discretionary basis. Stock options are intended to offer an incentive for superior performance while basing employee compensation on the achievement of higher share value, and to foster the retention of key personnel through the use of schedules which vest options over time if the person remains employed by the Company. There is no set formula for the award of options to individual employees. Factors considered in making option awards to the employees other than the Named Executive Officers in 1997, and during the first quarter of 1998 on account of 1997, included prior grants to the employees, the importance of retaining the employees services, the amount of cash bonuses received by the employees, the employees potential to contribute to the success of the Company and the employees' past contributions to the Company.


Dated:    June 22, 1998              COMPENSATION COMMITTEE

                                       Dr. Jay M. Eastman
                                       Lawrence M. Miller
                                       Jack E. Rosenfeld

Performance Graph

     The following graph compares the yearly percentage change in the Company's cumulative total shareholder return on its Common Stock with the cumulative total return on the NASDAQ Market Index (Broad Market Index) and a self-constructed peer group index from February 24, 1994, the date of the Company's initial public offering, through December 31, 1997. The cumulative total shareholder return is based on $100 invested in Common Stock of the Company and in the respective indices on February 24, 1994 (including reinvestment of dividends). The stock prices on the Performance Graph are not necessarily indicative of future price performance.

               CUMULATIVE TOTAL RETURN THROUGH DECEMBER 31, 1997
                        AMONG ELECTRIC FUEL CORPORATION,
                    NASDAQ MARKET INDEX AND PEER GROUP INDEX


                           [LINE GRAPH APPEARS HERE]

                      2/94  12/94   12/95   12/96   12/97
                      ----  -----  ------  ------  ------
     ELECTRIC FUEL     100  48.54   65.53   54.37   28.16
     PEER GROUP        100  44.15   50.53   30.36   37.14
     BROAD MARKET      100  97.21  126.09  156.68  191.66

ASSUMES $100 INVESTED ON FEBRUARY 24, 1994 (THE DAY THE COMPANY'S COMMON STOCK BEGAN TRADING ON THE NASDAQ NATIONAL MARKET) ASSUMES DIVIDENDS REINVESTED YEAR ENDING DECEMBER 31, 1994

------------------------

* The Peer Group Index is comprised of the following companies: AER Energy Resources, Battery Tech Inc., Electrosource, Inc., Ultralife Batteries, Inc. and Valence Technology, Inc. The returns of each company have been weighted according to their respective stock market capitalization for purposes of arriving at a peer group average.

                           OWNERSHIP OF COMMON STOCK

     The following table sets forth information regarding the security ownership of those persons owning of record or known to the Company to be beneficial owners of more than five percent of the Company's Common Stock as of June 1, 1998, each of the Company's Named Executive Officers and directors, and the shares of Common Stock held by all directors and Named Executive Officers of the Company as a group.


                                                           Shares                            Percentage of
                                                 Beneficially Owned/(1)(2)/                   Total Shares
                                                                                             Outstanding/(2)/
 Five Percent Holders
 --------------------------------------
 Newton D. Becker                                   1,746,904/(3)/                               12.3%
 2743 Aqua Verde Circle
 Los Angeles, California

 Named Executive Officers & Directors
 --------------------------------------

 Leon S. Gross                                      3,575,004/(4)(13)/                           25.1%

 Robert S. Ehrlich                               1,176,216/(5)(9)(13)/                            8.1%
 Yehuda Harats                                   1,618,444/(6)(9)(13)/                           11.2%
 Joshua Degani                                             26,409/(7)/                              *
 Menachem Korall                                       273,132/(8)(9)/                            1.9%
 Dr. Jay M. Eastman                                       11,667/(10)/                              *
 Jack E. Rosenfeld                                        11,667/(10)/                              *
 Harvey M. Krueger                                        14,667/(11)/                              *
 Lawrence Miller                                          14,914/(12)/                              *

 All Directors and Executive Officers
 of the Company as a group                             6,739,953/(4)(5)(6)(7)(8)(10)(11)(12)/    44.95%
 (10 persons)


*    Less than one percent

--------------------------

(1) Unless otherwise indicated in these footnotes, each of the persons or entities named in the table has sole voting and sole investment power with respect to all shares shown as beneficially owned by that person, subject to applicable community property laws.

(2) For purposes of determining beneficial ownership of the Company's Common Stock, owners of options exercisable within sixty days are considered to be the beneficial owners of the shares of Common Stock for which such securities are exercisable. The percentage ownership of the outstanding Common Stock reported herein is based on the assumption (expressly required by the applicable rules of the Securities and Exchange Commission) that only the person whose ownership is being reported has converted his options into shares of Common Stock.

(3) All shares are held in the name of the Becker Family Trust of which Mr. Becker is the trustee and sole beneficiary during his lifetime. Excludes 633,350 shares held by the Newton Becker Irrevocable Trust No. 1, as to which Mr. Becker disclaims beneficial ownership. Shares held by the Irrevocable Trust are held for the benefit of members of Mr. Becker's family. David E. Becker and Bryan Gordon, Mr. Becker's son and stepson, respectively, are co-trustees of the Irrevocable Trust.

(4) Based upon a Form 4 dated February 9, 1998. Includes 5,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days, and 160,000 shares held by Leon Gross and Lawrence Miller as Co-Trustees of the Rose Gross Charitable Foundation.

(5) Includes 359,715 shares of Common Stock issuable upon exercise of options exercisable, or potentially exercisable, within 60 days.

(6) Includes 232,237 shares of Common Stock issuable upon exercise of options exercisable, or potentially exercisable, within 60 days.

(7) Includes 26,409 shares of Common Stock issuable upon exercise of options exercisable within 60 days

(8) Includes 90,000 shares of Common Stock issuable upon exercise of options exercisable, or potentially exercisable, within 60 days.

(9) Messrs. Ehrlich, Harats and Korall are parties to a Stockholders Voting Agreement pursuant to which each of the parties agrees to vote the shares of the Company's Common Stock held by that person in favor of the election of Messrs. Ehrlich and Harats (or their designees) as directors of the Company.

(10) Includes 11,667 shares of Common Stock issuable upon exercise of options exercisable within 60 days.

(11) Includes 11,667 shares of Common Stock issuable upon exercise of options exercisable within 60 days.

(12) Includes 5,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days.

(13) Messrs. Gross, Ehrlich and Harats are parties to a Voting Rights Agreement pursuant to which each of the parties agrees to vote the shares of the Company's Common Stock held by that person in favor of the election of Messrs. Ehrlich, Harats and Miller for five years following October 1996.

                               DELINQUENT FILINGS

     Under the securities laws of the United States, the Company's directors, certain of its officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for such reports have been established and the Company is required to report any failure to file by such dates during 1997.
All filing requirements were satisfied by its directors and officers and, to the
knowledge of the Company, ten percent holders, except as follows:   Mr. Korall
was required to file a Form 4 on or prior to November 10, 1997, for his sale of 5,000 shares of Common Stock in October 1997, and reported this transaction on a Form 5 filed February 16, 1998; and (ii) Mr. Miller was required to file a Form 4 on or prior to November 10, 1997, for his purchase of 1,200 shares of Common Stock in October 1997, and reported this transaction on a Form 4 filed November 19, 1997.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In January 1993, each of Messrs. Ehrlich, Harats and Korall exercised options to purchase 423,116, 719,304 and 343,785 shares of the Company's Common Stock, respectively, at an exercise price of $0.35 per share. In payment for the option exercise, each of Messrs. Ehrlich, Harats and Korall issued non-recourse promissory notes (the "Promissory Notes") secured by the shares of Common Stock
                       ----------------
purchased, bearing interest at one point over the applicable United States federal funds rate. In December 1994, the Promissory Notes were amended to change the interest rate to the higher of a United States dollar rate of 7% or the percentage increase in the Israeli CPI between the date of the Promissory Notes and the date interest is calculated, based on the original principal amount of the loan expressed in NIS. Interest is payable at maturity. As of December 31, 1997, the aggregate amount outstanding pursuant to the Promissory Notes for each of Messrs. Ehrlich, Harats and Korall was $206,686, $354,774 and $147,301, respectively (including an aggregate of $206,057 in accrued interest receivable), which, in the case of Messrs. Ehrlich and Harats, are also the largest aggregate amounts outstanding since the issuance of the Promissory Notes. The Promissory Notes matured on January 3, 1998. Mr. Korall's note was not renewed. As part of his termination agreement, Mr. Korall agreed to sell shares sufficient to pay the remaining balance of the loan. The loan balance has since been fully paid. The Promissory Notes of Messrs. Ehrlich and Harats were renewed as recourse notes for a period of 10 years through December 31, 2007. In June, 1998, the terms of the recourse notes were amended such that the Company would have recourse only to certain compensation due Messrs. Ehrlich and Harats upon termination, other than for cause, in which case Messrs. Ehrlich and Harats would continue to be personally liable on the notes. The Company's reserve for termination benefits to each of Messrs. Ehrlich and Harats is greater than the outstanding amount due the Company under the Promissory Notes. Additionally, the Company agreed to repurchase shares of the Company's Common Stock, at any time, at current market prices, from either Messrs. Ehrlich or Harats as payment in full for the Promissory Notes; and if the shares were sold to the Company, that Messrs. Ehrlich and Harats would be granted new options at current market prices to purchase the same amount of shares of the Company's Common Stock that were sold.

     In August 1996, each of Messrs. Ehrlich, Harats exercised options to purchase 80,000, and 170,000 shares of the Company's Common Stock, respectively, at an exercise price of $5.75 per share. In payment for the option exercise, each of Messrs. Ehrlich, and Harats issued new non-recourse promissory notes (the "New Promissory Notes") secured by the shares of Common Stock purchased,
      --------------------
bearing interest at the rate of 6.2% per annum. The income taxes due on the option exercise were also added to the loan balance. Interest accrues at the higher of the abovementioned rate or the percentage increase in the Israeli CPI between the date of the New Promissory Notes and the date interest is calculated, based on the original principal amount of the loan expressed in NIS. Israel Value Added Tax ("VAT") is being added to the interest. Both Interest and the related VAT are payable at maturity. As of December 31, 1997, the aggregate amount outstanding pursuant to the New Promissory Notes for each of Messrs. Ehrlich and Harats was $542,619 and $1,153,184, respectively (including an aggregate of $182,728 in accrued interest and VAT receivable), which are also the largest aggregate amounts outstanding since the issuance of the Promissory Notes. The Promissory Notes originally matured on August 20, 2001. In June, 1998 they were extended by an additional five years until August 20, 2006.

     In September 1996, Mr. Edelman exercised options to purchase 5,333 shares of the Company's Common Stock, at an average exercise price of $5.83 per share. In payment for the option exercise, Mr. Edelman issued a non-recourse promissory note (the "Edelman Promissory Note") secured by the shares of Common Stock
           -----------------------
purchased, bearing interest at the rate of 6.2% per annum. The income taxes due on the option exercise were also added to the loan balance. Interest accrues at the higher of the abovementioned rate or the percentage increase in the Israeli CPI between the date of the Edelman Promissory Note and the date interest is calculated, based on the original principal amount of the loan expressed in NIS. VAT is being added to the interest and is paid currently. Interest is payable at maturity. As of December 31, 1997, the aggregate amount outstanding pursuant to the Edelman Promissory Note was $36,330 (including an aggregate of $3,512 in accrued interest and VAT receivable), which is also the largest aggregate amount outstanding since the issuance of the Edelman Promissory Note. The Edelman Promissory Note matures on September 10, 2001.

     Pursuant to a Stock Purchase Agreement dated September 30, 1996, between the Company and Mr. Gross, (the "Purchase Agreement"), on October 2, 1996, the
                                 ------------------
Company issued 1,538,462 shares of Common Stock to Mr. Gross at a price of $6.50 per share, for a total purchase price of $10.0 million.

     Pursuant to the terms of the Purchase Agreement, Mr. Gross agreed that for a period of five (5) years from the date of the Purchase Agreement, neither Mr. Gross nor his Affiliates, as defined in the Securities Act, directly or indirectly or in conjunction with or through any Associate (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")),
                                                               ------------
will (i) solicit proxies with respect to any capital stock or other voting securities of the Company under any circumstances, or become a "participant" in any "election contest" relating to the election of directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A of the Exchange Act) or
(ii) make an offer for the acquisition of substantially all of the assets or capital stock of the Company or induce or assist any other person to make such an offer or (iii) form or join any "group" within the meaning of Section 13(d)(3) of the Exchange Act with respect to any capital stock or other voting securities of the

Company for the purpose of accomplishing the actions referred to in clauses (i) and (ii) above other than pursuant to the Voting Rights Agreement described below.

     In connection with the Purchase Agreement, the Company and Mr. Gross also entered into a Registration Rights Agreement dated September 30, 1996, setting forth registration rights with respect to the shares of Common Stock issued to Mr. Gross in connection with the offering. These rights include the right to make two (2) demands for a shelf registration statement on Form S-3 for the sale of the Common Stock which may, subject to certain customary limitations and requirements, be underwritten. In addition, Mr. Gross was granted the right to "piggyback" on registrations of Common Stock in an unlimited number of registrations. Also under the Registration Rights Agreement, Mr. Gross is subject to customary underwriting lock-up requirements with respect to public offerings of the Company's securities.

     Pursuant to a Voting Rights Agreement dated September 30, 1996 and as amended December 10, 1997 (the "Voting Rights Agreement"), between the Company, Mr. Gross and certain management shareholders, Robert S. Ehrlich (the Company's Chairman of the Board and Chief Financial Officer) and Yehuda Harats (the Company's President and Chief Executive Officer (the "Management Stockholders")), Lawrence M. Miller, Mr. Gross's advisor, will be entitled to be nominated to serve on the Company's Board of Directors, so long as Mr. Gross, his heirs or assigns retains at least 1,375,000 shares of Common Stock. As a result, the Company's Board of Directors was increased to a total of six members. In addition, under the Voting Rights Agreement, Mr. Gross and Messrs. Ehrlich and Harats agreed to vote and take all necessary action so that Messrs. Ehrlich, Harats, and Miller shall serve as members of the Board of Directors until the earlier of December 10, 2002 or the 5th Annual Meeting after December 10, 1997. In addition, so long as Mr. Miller serves as a director, Mr. Gross, who shall succeed Mr. Miller should he cease to serve on the Board (unless Mr. Gross is then serving on the Board, in which case Mr. Gross may designate a Director), shall be entitled to attend and receive notice of Board meetings. Mr. Gross further agreed to vote, at the Company's next Annual Meeting of Stockholders occurring after September 30, 1996, and take any further necessary action, in favor of an increase in shares authorized to be issued upon exercise of options under the Company's 1993 Stock Option and Restricted Stock Purchase Plan.

                               PROPOSAL NUMBER 2

                         RATIFICATION OF THE SELECTION
                           OF INDEPENDENT ACCOUNTANTS


     The Board recommends the ratification by the Stockholders of the appointment by the Board of Kesselman & Kesselman, a member of Coopers & Lybrand (International) ("Kesselman"), as the Company's independent accountants for the
                  ---------
fiscal year ending December 31, 1998. Kesselman has served as the Company's independent accountants since December 1990. Unless instructions are given to the contrary, it is the intention of the persons named as proxies to vote the shares to which the proxy is related FOR the ratification of the appointment of Kesselman. The affirmative vote of the holders of a majority of shares properly cast on the proposal, in person or by proxy, will be required to ratify the selection of Kesselman. In the event that the Stockholders do not ratify the selection of Kesselman as an independent accounting firm, the Board will consider the selection of another firm of independent accountants. Representatives of Kesselman are not expected to be present at the Annual Meeting of Stockholders.

     The affirmative vote of at least a majority of all outstanding shares of Common Stock of the Company entitled to vote is required to authorize the proposed amendment.

             THE BOARD OF DIRECTORS RECOMMENDS RATIFICATION OF THE
              SELECTION OF INDEPENDENT ACCOUNTANTS DESCRIBED ABOVE

                  QUORUM REQUIREMENT AND METHOD OF TABULATION

     Consistent with Delaware corporate law and under the Company's By-Laws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Annual Meeting of Stockholders will be counted by persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote, and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but neither abstentions nor broker non-votes have any effect on the outcome of voting on the matter.

                          COMMON STOCKHOLDER PROPOSALS

     Pursuant to Rule 14a-8 promulgated by the SEC, Common Stockholder proposals intended to be included in the Company's proxy material for the Annual Meeting of Stockholders must be received by the Company on or before February 28, 1999 at its principal executive offices, 885 Third Avenue, Suite 2900, New York, New York 10022 Attention: Corporate Secretary.

                                 OTHER MATTERS

     The management has no knowledge of any other matter that may come before the Annual Meeting of Stockholders and does not, itself, currently intend to present any such other matter. However, if any such other matters properly come before the meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

                               PROXY SOLICITATION

     The cost of soliciting proxies will be paid by the Company. Proxies may be solicited without extra compensation by certain directors, officers and regular employees of the Company by mail, telegram or in person.

     Stockholders are encouraged to send their proxies without delay. Your cooperation is appreciated.

                              FINANCIAL STATEMENTS

     The Company's audited financial statements for the fiscal year ended December 31, 1997 and certain other related financial and business information of the Company are contained in the Company's 1997 Annual Report furnished to the Stockholders along with this Proxy Statement.

                           ELECTRIC FUEL CORPORATION
Proxy Solicited on behalf of the Board of Directors of Electric Fuel Corporation for Annual Meeting of Stockholders to be held August 6, 1998

     The undersigned, having received the Notice of the Annual Meeting of Stockholders and the Proxy Statement on behalf of the Board of Directors of Electric Fuel Corporation (the "Company"), hereby appoint(s) Robert S. Ehrlich and Yehuda Harats, and each of them, proxies of the undersigned (with full power of substitution) to attend the Annual Meeting of the Company to be held on Thursday, August 6, 1998 at 4:00 PM at the Company's R & D and Manufacturing Facility, Western Industrial Park, Bet Shemesh, Israel and all adjournments thereof (the "Meeting") and there to vote all shares of Common Stock of the Company that the undersigned would be entitled to vote, if personally present, in regard to all matters which may come before the Meeting, and without limiting the general authorization hereby given, the undersigned directs that his vote be cast as specified in this proxy.

     This Proxy when properly executed will be voted in the manner specified herein. If no specification is made, the proxies intend to vote for the nominees and for the other proposals set forth herein and described in the Board of Directors' Proxy Statement. If either of the nominees is not available to serve, this Proxy may be voted for a substitute. This proxy delegates discretionary authority with respect to matters not known or determined at the time of solicitation of this proxy. The undersigned hereby revokes any other proxy previously granted to vote the same shares of stock for said meeting.

     SEE REVERSE SIDE. If you wish to vote in accordance with the recommendations of the Board of Directors, just sign on the reverse side. You need not mark any boxes.

                CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Stockholders
                           ELECTRIC FUEL CORPORATION

                                August 6, 1998

A [X] Please mark your votes as in this example.


The Board of Directors recommends a vote FOR each of the following matters:

                        FOR      WITHHELD
1. The election of      [_]        [_]           Nominees:  Yehuda Harats
   three Class 1                                            Jay M. Eastman
   directors, each                                          Leon S. Gross
   for a term ending in 2001 and until their successors are elected and qualified.
INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

----------------------------------------------



Signature                                  Date
          -----------------------------         ---------------------

                                                FOR     AGAINST    ABSTAIN
2. To fix the numbers of Class 1 directors
   at three.                                    [_]       [_]        [_]


3. To ratify the appointment of Kesselman &     [_]       [_]        [_]
   Kesselman, a member of Coopers & Lybrand
   (International), as independent
   accountants of the Company.


PLEASE DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.

                                  I do plan     [_]
                                  to attend
                               the meeting.


       I do not plan to attend the meeting.     [_]


                                           Date
-----------------------------------------       -----------------
       Signature If Held Jointly

Note: Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full name as such. If a corporation, please sign as full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.